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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of The Learning Company, Inc. (the "Company") of our report dated March 2, 1998, relating to the combined financial statements of the Mindscape Group which appear in the Company's Current Report on Form 8-K, dated March 27, 1998. We also consent to the reference to us under the caption "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP
San Jose, California
April 24, 1998